                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          Chris-Craft Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                               [CHRIS CRAFT LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 25, 1996

To the Stockholders of
  CHRIS-CRAFT INDUSTRIES, INC.:

     The annual meeting of the stockholders of Chris-Craft Industries, Inc. ("Chris-Craft") will be held at the Portland Hilton, 921 S.W. Sixth Avenue, Portland, Oregon 97204-1296 on April 25, 1996, at 9:00 A.M., for the purpose of considering and acting upon the following matters:

          (1) Election of directors.

          (2) A stockholder proposal relating to the "Glass Ceiling" issue, if such proposal is brought before the meeting.

          (3) Ratification of the selection of Price Waterhouse LLP ("Price Waterhouse") as auditors of Chris-Craft for the year ending December 31, 1996.

          (4) Such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 29, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

     You are cordially invited to attend the meeting. Arrangements have been made for interested stockholders to visit our Portland television station, KPTV, after the meeting. Whether or not you plan to attend the meeting, you are urged promptly to complete, date and sign the enclosed proxy and to mail it to Chris-Craft in the enclosed envelope, which requires no postage if mailed in the United States. Return of your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

Dated: New York, New York
       March 25, 1996

                                            By Order of the Board of Directors,

                                                 BRIAN C. KELLY, Secretary

                          CHRIS-CRAFT INDUSTRIES, INC.

                   767 FIFTH AVENUE, NEW YORK, NEW YORK 10153

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Chris-Craft for use at the annual meeting of stockholders on April 25, 1996 and at any adjournment thereof. March 25, 1996 is the approximate date on which this Proxy Statement and the accompanying form of proxy are first being mailed to stockholders.

     As of February 29, 1996, the record date for the meeting, Chris-Craft had outstanding 21,516,098 shares of Common Stock, 7,590,615 shares of Class B Common Stock, 275,178 shares of $1.40 Convertible Preferred Stock and 73,399 shares of Prior Preferred Stock, being the classes of stock entitled to vote at the meeting. Each share of Common Stock entitles its holder to one vote, and each share of Class B Common Stock entitles its holder to ten votes. Each share of $1.40 Convertible Preferred Stock entitles its holder to 31.0 votes, or 216.3 votes if he was the holder of such share on November 10, 1986 (or is a "Permitted Transferee," as defined in Chris-Craft's Restated Certificate of Incorporation). Each share of Prior Preferred Stock entitles its holder to .3 vote, or 6.3 votes if he was the holder of such share on November 10, 1986 (or is a Permitted Transferee). Notwithstanding the foregoing, if the holder of record of a share of Class B Common Stock, $1.40 Convertible Preferred Stock or Prior Preferred Stock is a broker or dealer in securities, a bank or voting trustee or a nominee of any of the foregoing, or if such share is otherwise held of record by a nominee of the beneficial owner of such share, then such share of Class B Common Stock entitles such record holder to one vote, such share of $1.40 Convertible Preferred Stock entitles such record holder to 31.0 votes, and such share of Prior Preferred Stock entitles such record holder to .3 vote, except to the extent that such record holder establishes to Chris-Craft's satisfaction, pursuant to procedures set forth in Chris-Craft's Restated Certificate of Incorporation, that such share has been held continuously since November 10, 1986 or its later issuance by a named beneficial owner (whose address must also be specified). The proxy solicited by this Proxy Statement is revocable at any time before it is voted.

     The presence at the meeting in person or by proxy of stockholders entitled to cast a majority of the votes at the meeting constitutes a quorum. The election of directors is decided by a plurality of the votes cast. A majority of the votes cast is required to approve each other matter to be acted on at the meeting. Abstentions and broker non-votes have no effect on the proposals being acted upon.

     The proxies named in the enclosed form of proxy and their substitutes will vote the shares represented by the enclosed form of proxy, if the proxy appears to be valid on its face, and, where a choice is specified by means of the ballot on the form of proxy, will vote in accordance with each specification so made.

                             ELECTION OF DIRECTORS

NOMINEES OF THE BOARD OF DIRECTORS

     The proxy will be voted as specified thereon and, in the absence of contrary instruction, will be voted for the reelection of Jeane J. Kirkpatrick, Norman Perlmutter, William D. Siegel and Evan C Thompson as directors until the third annual meeting following the April 25, 1996 meeting and until their respective successors are elected and qualified. Information with respect to each such nominee, as well as the eight present directors whose terms of office expire at the first or second annual meeting following the April 25, 1996 meeting, is set forth below:

                                                                                           HAS SERVED
                                     OTHER POSITIONS WITH CHRIS-CRAFT,          AGE,           AS
                                           PRINCIPAL OCCUPATION             FEBRUARY 29,    DIRECTOR
             NAME                     AND CERTAIN OTHER DIRECTORSHIPS           1996         SINCE
------------------------------   -----------------------------------------  ------------   ----------
                                  NOMINEES FOR THREE-YEAR TERM
Jeane J. Kirkpatrick..........   Leavey Professor of Government,                 69           1994
                                 Georgetown University; Senior Fellow, the
                                   American Enterprise Institute for
                                   Public Policy Research
Norman Perlmutter.............   Chairman of the Board and Chief Executive       62           1975
                                   Officer, Heitman Financial Ltd., real
                                   estate financial services; Director,
                                   HGI Realty Corp. and United Television,
                                   Inc. ("UTV")(1)
William D. Siegel.............   Senior Vice President, Chris-Craft;             41           1994
                                 Director, BHC(1)
Evan C Thompson...............   Executive Vice President, Chris-Craft and       53           1982
                                   President, Television Division;
                                   Director, UTV
                                  INCUMBENT DIRECTORS -- TWO-YEAR REMAINING TERM
T. Chandler Hardwick, III.....   Headmaster, Blair Academy, independent          43           1994
                                   secondary school
David F. Linowes..............   Professor of Political Economy and Public       78           1958
                                   Policy and Boeschenstein Professor
                                   Emeritus, University of Illinois;
                                   Visiting Eminent Scholar, Florida
                                   Atlantic University
Alvin R. Rozelle..............   Retired Commissioner, National Football         69           1968
                                   League
Herbert J. Siegel.............   Chairman of the Board and President,            67           1959
                                 Chris-Craft and BHC; Chairman of the
                                   Board, UTV
                                  INCUMBENT DIRECTORS -- ONE-YEAR REMAINING TERM
Howard Arvey..................   Of Counsel, Wildman, Harrold, Allen &           74           1975
                                   Dixon, Chicago law firm
Lawrence R. Barnett...........   Consultant; retired Executive Vice              82           1963
                                 President, Chris-Craft; Director, UTV
James J. Rochlis..............   Consultant; retired Executive Vice              79           1958
                                 President, Chris-Craft
John C. Siegel................   Senior Vice President, Chris-Craft;             43           1994
                                 Director, BHC and UTV

---------------
(1) UTV is a majority owned subsidiary of BHC Communications, Inc. ("BHC"), which is a majority owned subsidiary of Chris-Craft.

     The principal occupation of each of the directors for the past five years is stated in the foregoing table, except that, until January 1, 1992, Mr. Arvey was a partner of Arvey, Hodes, Costello & Burman, a Chicago law firm. In case a nominee shall become unavailable for election, which is not expected, it is intended that the proxy solicited hereby will be voted for whomever the present Board of Directors shall designate to fill such vacancy.

     Two Senior Vice Presidents and directors of Chris-Craft, John C. Siegel and William D. Siegel, are sons of Herbert J. Siegel.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     Chris-Craft has established standing audit and compensation committees, among others, to assist the Board of Directors in discharging its responsibilities. Chris-Craft has no nominating committee.

     The Audit Committee reviews Chris-Craft's internal controls, the objectivity of its financial reporting and the scope and results of the auditing engagement. It meets with appropriate Chris-Craft financial personnel and independent accountants in connection with these reviews. The committee recommends to the Board the appointment of the independent accountants, subject to ratification by the stockholders at the annual meeting, to serve as auditors for the following year in examining the corporate accounts. The independent accountants periodically meet with the Audit Committee and have access to the committee at any time. The committee held three meetings during 1995. Its members are Messrs. Arvey and Linowes.

     The Compensation Committee makes recommendations to the Board with respect to the compensation of officers. It also determines and certifies whether performance goals and other terms of agreements with certain executives are satisfied. Its members are Messrs. Arvey, Linowes and Rozelle. The Committee held one meeting during 1995. The Board Compensation Committee Report on Executive Compensation appears on page 11.

     Chris-Craft's Board of Directors held six meetings during 1995. During that period, Mr. Barnett and Ms. Kirkpatrick attended fewer than 75% of the meetings held by the Board of Directors.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The management of Chris-Craft has been informed that, as of February 29, 1996, the persons and groups identified in Table I below, including all directors, nominees for director, executive officers and all owners known to Chris-Craft of more than 5% of any class of Chris-Craft voting securities, owned beneficially, within the meaning of Securities and Exchange Commission ("SEC") Rule 13d-3, the securities of Chris-Craft reflected in such table. Except as reflected in Tables II and III, as of February 29, 1996, each director or executive officer of Chris-Craft disclaims beneficial ownership of securities of any Chris-Craft subsidiary. Except as otherwise specified, the named beneficial owner claims sole investment and voting power as to the securities reflected in the tables.

                                                  (Notes continued on next page)

                  I. BENEFICIAL OWNERSHIP OF CHRIS-CRAFT STOCK

                              $1.40 CONVERTIBLE            CLASS B COMMON              COMMON STOCK
                            PREFERRED STOCK(2)(3)          STOCK(2)(3)(4)                (3)(5)(6)
                            ----------------------     ----------------------     -----------------------
                             NUMBER       PERCENT       NUMBER       PERCENT        NUMBER       PERCENT
   BENEFICIAL OWNER(1)      OF SHARES     OF CLASS     OF SHARES     OF CLASS     OF SHARES      OF CLASS
--------------------------  ---------     --------     ---------     --------     ----------     --------
Howard Arvey..............       100           *          46,713          *           93,291          *
Lawrence R. Barnett(7)....    50,900        18.5%      2,003,818       23.2%       3,080,887       12.8%
T. Chandler Hardwick,
  III.....................        --          --              --         --           15,897          *
Jeane J. Kirkpatrick......        --          --              --         --            5,304          *
David F. Linowes..........     7,181         2.6%        152,611        2.0%         251,085        1.2%
Joelen K. Merkel(8).......        --          --          21,343          *           85,240          *
Norman Perlmutter.........        --          --           5,888          *           34,497          *
James J. Rochlis..........    16,199         5.9%      1,004,180       12.7%       1,734,241        7.6%
Alvin R. Rozelle..........        --          --             996          *           24,777          *
Herbert J. Siegel(9)......   157,057        57.1%      4,802,827       44.3%       7,219,497       25.6%
John C. Siegel(10)........     6,000         2.2%        408,279        5.3%         625,855        2.8%
William D. Siegel(10).....     5,315         1.9%        350,086        4.5%         690,157        3.1%
Evan C Thompson(11).......       130           *         672,263        8.9%       1,356,320        6.0%
All directors and
  executive officers as a
  group, including those
  named above (14
  persons)(12)............   242,260        88.0%      8,275,885       65.7%      12,900,981       38.8%
The Capital Group
  Companies, Inc. and
  Capital Research
  and Management
  Company(13).............        --          --              --         --        1,150,000        5.3%
The Equitable Companies
  Incorporated(14)........        --          --       1,223,733       16.1%       1,271,634        5.6%
Gabelli Funds, Inc.,
  GAMCO Investors, Inc.,
  and Mario J.
  Gabelli(15).............        --          --         710,258        9.4%       4,893,931       22.0%
The Gabelli Equity Trust
  Inc.(15)(16)............        --          --         511,448        6.7%         827,761        3.8%

---------------
   * Less than 1%.

 (1) The address of The Capital Group Companies, Inc. and Capital Research and Management Company is 333 South Hope Street, Los Angeles, CA 90071; the address of The Equitable Companies Incorporated is 787 Seventh Avenue, New York, NY 10019; the address of Gabelli Funds, Inc. ("GFI"), GAMCO Investors, Inc. ("GAMCO"), and Mario J. Gabelli and The Gabelli Equity Trust Inc. is One Corporate Center, Rye, NY 10580; the address of each other beneficial owner named in the table is c/o Chris-Craft Industries, Inc., 767 Fifth Avenue, New York, NY 10153.

 (2) Each share of $1.40 Convertible Preferred Stock is convertible into
     10.33098 shares of Common Stock and 20.66194 shares of Class B Common Stock, except that if such share of $1.40 Convertible Preferred Stock was transferred after November 10, 1986 other than to a Permitted Transferee, as defined in Chris-Craft's certificate of incorporation, such share is convertible into 30.99292 shares of Common Stock. Each share of Class B Common Stock is convertible into one share of Common Stock.

 (3) At December 31, 1995, (a) the Trustee of the Chris-Craft Employees' Stock Purchase Plan (the "Stock Purchase Plan") held 360,670 shares of Class B Common Stock, 526,977 shares of Common Stock and 246 shares of $1.40 Convertible Preferred Stock (representing 5%, 2% and less than 1% of the outstanding shares of the respective classes at February 29, 1996), and (b) the Trustees under the Chris-Craft Profit Sharing Plan (the "Profit Sharing Plan") held 154,500 shares of Class B Common

                                                  (Notes continued on next page)

     Stock (representing 2% of the outstanding shares of the class at February 29, 1996). A committee appointed by the Board of Directors of Chris-Craft to administer the Stock Purchase Plan is empowered to direct voting of the shares held by the Trustee under that plan, and the Trustees under the Profit Sharing Plan are empowered to vote and dispose of the shares held by that plan. Herbert J. Siegel, James J. Rochlis and Lawrence R. Barnett are the members of the committee under the Stock Purchase Plan and are the Trustees under the Profit Sharing Plan. The numbers of shares set forth in the table with respect to each named executive officer other than Herbert
     J. Siegel include, with respect to the Stock Purchase Plan, only shares vested at December 31, 1995. The numbers of shares set forth in the table with respect to each of Herbert J. Siegel, James J. Rochlis, Lawrence R. Barnett and all directors and executive officers as a group include all shares held in the Profit Sharing Plan and the Stock Purchase Plan as of December 31, 1995. If, at February 29, 1996, the shares of $1.40 Convertible Preferred Stock held in the Stock Purchase Plan at December 31, 1995 had been converted, and the Class B Common Stock issuable upon such conversion had been added to the Class B Common Stock then held in the Stock Purchase Plan and the Profit Sharing Plan, the shares of Class B Common Stock held in the two plans would represent 7% of the Class B Common Stock that would have been outstanding; if, at February 29, 1996, the shares of $1.40 Convertible Preferred Stock held in the Stock Purchase Plan at December 31, 1995 had been converted, the Class B Common Stock then held in the Stock Purchase Plan and the Profit Sharing Plan, or issuable upon conversion of the $1.40 Convertible Preferred Stock held in the Stock Purchase Plan, had been converted, and the Common Stock issuable upon such conversions had been added to the Common Stock then held in such plans, the shares of Common Stock held in the two plans would represent 5% of the Common Stock that would have been outstanding.

 (4) Includes shares of Class B Common Stock issuable upon conversion of the $1.40 Convertible Preferred Stock reflected in the table opposite the identified person or group. In accordance with SEC rules, the percentages shown have been computed assuming that the only shares converted are those shares reflected opposite the identified person or group.

 (5) Includes shares of Common Stock issuable upon conversion of the $1.40 Convertible Preferred Stock and Class B Common Stock reflected in the table opposite the identified person or group. In accordance with SEC rules, the percentages shown have been computed assuming that the only shares converted are those shares reflected opposite the identified person or group.

 (6) Includes with respect to the following directors the indicated numbers of shares issuable on exercise of options previously granted under the 1989 and 1994 Director Stock Option Plans or to be granted immediately following the 1996 annual meeting of stockholders under the 1994 Director Stock Option Plan: Howard Arvey, 23,280; Lawrence R. Barnett, 23,280; T. Chandler Hardwick, III, 15,382; Jeane J. Kirkpatrick, 5,304; David F. Linowes, 23,280; Norman Perlmutter, 23,280; James J. Rochlis, 23,280; Alvin R. Rozelle, 23,280.

 (7) Ownership includes 24,199 shares of Class B Common Stock owned by a charitable foundation of which Mr. Barnett and certain members of his family are the directors.

 (8) Ownership includes 35,572 shares of Common Stock issuable pursuant to a currently exercisable stock option.

 (9) Ownership includes 206,000 shares of Common Stock issuable pursuant to a currently exercisable stock option and excludes 8,000 shares of $1.40 Convertible Preferred Stock, 167,713 shares of Class B Common Stock and 4,653 shares of Common Stock owned by the director's wife.

(10) Ownership includes 126,435 shares of Common Stock issuable pursuant to currently exercisable stock options.

(11) Ownership includes 246,602 shares of Common Stock issuable pursuant to currently exercisable stock options.

                                                  (Notes continued on next page)

(12) Ownership includes all shares held in the Stock Purchase Plan and the Profit Sharing Plan, as of December 31, 1995 (see Note 3), all other shares reflected in the table with respect to directors and named executive officers, and all other shares, including an additional 46,294 shares of Common Stock issuable pursuant to currently exercisable stock options, held by an executive officer of Chris-Craft not named in the table. Of the shares held in the Stock Purchase Plan, 116 shares of $1.40 Convertible Preferred Stock, 210,738 shares of Class B Common Stock and 412,584 shares of Common Stock were held for the accounts of employees other than executive officers.

(13) Voting power is disclaimed as to all shares. Information herein is furnished in reliance on Schedule 13G of the named owners dated February 9, 1996, filed with the SEC.

(14) Voting power is disclaimed as to 23,764 shares of Common Stock. Information is furnished herein in reliance on Amendment No. 14 to Schedule 13G with respect to Class B Common Stock and Amendment No. 14 to Schedule 13G with respect to Common Stock of The Equitable Companies Incorporated, each dated February 9, 1996, filed with the SEC jointly with AXA and Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and Uni Europe Assurance Mutuelle, as a group.

(15) Voting power is disclaimed as to 231,753 shares held by GAMCO and 1,249,250 shares of Common Stock and 63,651 shares of Class B Common Stock held by GFI. Information is furnished herein in reliance on Amendment No. 27 to
     Schedule 13D of the named owners dated December 18, 1995, filed with the SEC. Amounts exclude shares referred to in Note 16.

(16) GFI has investment power respecting the referenced shares. Information is furnished herein in reliance on Amendment No. 3 to Schedule 13G of the named owners dated January 30, 1996, filed with the SEC.

              II. BENEFICIAL OWNERSHIP OF BHC CLASS A COMMON STOCK

                                                                                      NUMBER
                                BENEFICIAL OWNER                                   OF SHARES(1)
---------------------------------------------------------------------------------  ------------
Howard Arvey.....................................................................        650
Lawrence R. Barnett(2)...........................................................        309
T. Chandler Hardwick, III........................................................         --
Jeane J. Kirkpatrick.............................................................         --
David F. Linowes.................................................................        151
Joelen K. Merkel(3)..............................................................        200
Norman Perlmutter................................................................         --
James J. Rochlis(2)..............................................................      1,109
Alvin R. Rozelle.................................................................         --
Herbert J. Siegel(2).............................................................        538
John C. Siegel...................................................................         --
William D. Siegel................................................................        231
Evan C Thompson..................................................................         --
All Chris-Craft directors and executive officers as a group, including
  those named above (14 persons)(2)..............................................      2,570

---------------
(1) Each amount shown represents less than 1% of the class. In accordance with SEC rules, percentages have been computed deeming as not outstanding 226,503 shares of BHC Class A Common Stock held by UTV.

(2) Ownership includes 309 shares held in the Chris-Craft Profit Sharing Plan, of which Messrs. Herbert J. Siegel, Lawrence R. Barnett and James J. Rochlis are Trustees. See Note 3 to Table I.

(3) Shares are owned jointly with the executive officer's husband.

                   III. BENEFICIAL OWNERSHIP OF UTV COMMON STOCK

                                                                             NUMBER       PERCENT
                             BENEFICIAL OWNER                               OF SHARES     OF CLASS
--------------------------------------------------------------------------  ---------     --------
Howard Arvey..............................................................        --        --
Lawrence R. Barnett(1)(2).................................................   255,038       2.6%
T. Chandler Hardwick, III.................................................        --        --
Jeane J. Kirkpatrick......................................................        --        --
David F. Linowes..........................................................        --        --
Joelen K. Merkel..........................................................        --        --
Norman Perlmutter(2)......................................................     7,500        *
James J. Rochlis..........................................................        --        --
Alvin R. Rozelle..........................................................        --        --
Herbert J. Siegel(1)(3)...................................................   246,038       2.5%
John C. Siegel(1).........................................................   246,038       2.5%
William D. Siegel.........................................................        --        --
Evan C Thompson...........................................................    25,000        *
All Chris-Craft directors and executive officers as a group,
  including those named above (14 persons)(1).............................   287,538       3.0%

---------------
  * Less than 1%.

(1) As of December 31, 1995, (a) the Trustee of the Employees' Stock Purchase Plan of UTV (the "UTV Stock Purchase Plan") held 236,038 shares of UTV Common Stock (representing 2.4% of the outstanding shares at February 29,
    1996), and (b) the Trustees under the UTV Profit Sharing Plan held 10,000 shares of UTV Common Stock (representing less than 1% of the outstanding shares at February 29, 1996). A committee appointed by the Board of Directors of UTV to administer the UTV Stock Purchase Plan is empowered to direct voting of the shares held by the Trustee under that plan, and the Trustees under the UTV Profit Sharing Plan are empowered to vote and dispose of the shares held by that plan. Herbert J. Siegel, Lawrence R. Barnett, John C. Siegel and another executive officer of UTV are the members of the committee under the UTV Stock Purchase Plan and are the Trustees of the UTV Profit Sharing Plan. The numbers of shares set forth in the table with respect to each of Herbert J. Siegel, Lawrence R. Barnett, John C. Siegel and all Chris-Craft directors and executive officers as a group include all shares held in the UTV Stock Purchase Plan and the UTV Profit Sharing Plan as of December 31, 1995.

(2) Includes with respect to the following directors the indicated number of shares issuable on exercise of options previously granted under UTV's 1995 Director Stock Option Plan or to be granted thereunder immediately following UTV's 1996 annual meeting of stockholders: Lawrence R. Barnett, 9,000; Norman Perlmutter, 5,500.

(3) Ownership excludes 666 shares owned by the director's wife.

EXECUTIVE COMPENSATION

     The following table sets forth all plan and non-plan compensation paid to the named individuals for services rendered in all capacities to Chris-Craft and its subsidiaries during the three years ended December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                          ------------
                                                                             AWARDS
                                                                          ------------
                                               ANNUAL COMPENSATION(1)      SECURITIES
                                               -----------------------     UNDERLYING       ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR     SALARY ($)    BONUS ($)     OPTIONS(#)    COMPENSATION($)
------------------------------------  ----     ----------    ---------    ------------   ---------------
Herbert J. Siegel...................  1995       975,650     2,437,950            --        1,118,619(2)
  Chairman of the Board               1994       950,000     1,916,745       300,000          864,850
     and President                    1993       884,975     3,677,785            --          682,620
Joelen K. Merkel....................  1995       300,000       275,000            --           90,502(3)
  Vice President                      1994       250,000       300,000        50,000           85,918
     and Treasurer                    1993       200,000       175,000            --           60,472
John C. Siegel......................  1995       530,000       350,000            --          133,607(4)
  Senior Vice President               1994       500,000       350,000        50,000          129,009
                                      1993       450,000       350,000            --          123,029
William D. Siegel...................  1995       530,000       350,000            --          133,339(5)
  Senior Vice President               1994       500,000       350,000        50,000          128,734
                                      1993       450,000       350,000            --          122,856
Evan C Thompson.....................  1995       975,650     2,540,440            --          798,764(6)
  Executive Vice President            1994       950,000     2,245,660       200,000          448,414
     and President, Television        1993       800,000       600,000            --          225,279
     Division

---------------
(1) Excludes automobile allowance of $1,200 per month paid to each of the named individuals and perquisites and other personal benefits aggregating less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named person.

(2) Reflects Chris-Craft contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $207,435 with respect to the Stock Purchase Plan and $311,152 with respect to the Profit Sharing Plan; also includes $30,172 reported as income of the named individual with respect to premiums paid on "split-dollar" life insurance policies and $569,860 credited to a deferred compensation account.

(3) Reflects Chris-Craft contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $38,752 with respect to the Stock Purchase Plan and $51,750 with respect to the Profit Sharing Plan.

(4) Reflects Chris-Craft contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $54,407 with respect to the Stock Purchase Plan and $79,200 with respect to the Profit Sharing Plan.

(5) Reflects Chris-Craft contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $54,139 with respect to the Stock Purchase Plan and $79,200 with respect to the Profit Sharing Plan.

(6) Reflects Chris-Craft contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $229,107 with respect to the Stock Purchase Plan and $312,907 with respect to the Profit Sharing Plan; also includes $256,750 credited to a deferred compensation account.

     The following table sets forth information concerning each exercise of stock options during 1995 by each of the named individuals, along with the year-end value of unexercised options. No option was granted to any executive officer during 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF
                                                             SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                                                             AT FISCAL YEAR-END(#)          AT FISCAL YEAR-END($)
                        SHARES ACQUIRED       VALUE       ---------------------------    ---------------------------
         NAME           ON EXERCISE(#)     REALIZED($)    EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----------------------  ---------------    -----------    -----------   -------------    -----------   -------------
Herbert J. Siegel.....            0                 0       103,000        206,000         1,107,249     2,034,497
Joelen K. Merkel......       18,150           295,156        35,572         34,334           454,050       322,424
John C. Siegel........            0                 0       126,435         34,334         1,863,033       309,090
William D. Siegel.....            0                 0       126,435         34,334         1,863,033       309,090
Evan C Thompson.......            0                 0       177,936        137,333         2,416,656     1,356,328

     Chris-Craft entered into employment agreements with Herbert J. Siegel and Evan C Thompson, as of January 1, 1994.

     The employment agreement with Herbert J. Siegel ("Mr. Siegel's agreement") provides for his continued service as Chief Executive Officer for a term ending December 31, 2000. Annual base salary is currently $1,000,041, subject to adjustment ("COLA adjustment"), to reflect price level increases, as reported in a U.S. Department of Labor Consumer Price Index. Deferred compensation, currently in the amount of $578,971 annually, subject to COLA adjustment, plus any other current compensation that would not be deductible by Chris-Craft pursuant to Section 162(m) of the Internal Revenue Code (the "Code"), is credited to a deferred compensation account, together with interest on the account balance, to be computed based on the yield of U.S. Treasury Notes maturing in five years. The account balance will be paid to Mr. Siegel in five annual installments after termination of the employment term.

     Mr. Siegel's agreement provides that in the event of any change in control of Chris-Craft during the employment term, the employment term will be extended automatically to the third anniversary following such change in control, if the employment term otherwise would have terminated before such third anniversary.

     Mr. Siegel has the right to terminate the employment term in the event of a diminution of his authority or other material breach by Chris-Craft of Mr. Siegel's agreement or the occurrence without his consent of specified fundamental changes in Chris-Craft. In the event of such termination, he is entitled to receive, in lump sum, an amount equal to the base salary, deferred compensation and consulting fees that would have been payable to him through the term of the agreement (assuming no additional extensions of the employment term after such termination), plus an amount equal to the mean performance bonuses theretofore paid or payable to him multiplied by the number of years remaining in the employment term. If Mr. Siegel dies during the employment term, Mr. Siegel's estate is to receive for each of the three following 12-month periods an amount equal to "Average Annual Compensation"; and in the event of his disability, Mr. Siegel is to receive, annually for the remainder of the employment term, an amount equal to one-half of his Average Annual Compensation. "Average Annual Compensation" generally means the executive's average base salary plus bonus for a specified period prior to the event. Additionally, if any payment to Mr. Siegel pursuant to the agreement should be subject to the excise tax imposed on "golden parachutes" by Section 4999 of the Code, Chris-Craft will pay on his behalf or reimburse him in an amount equal to the sum of the excise tax and related interest and penalties, if any, plus any income taxes (and related penalties and interest) that may become payable by Mr. Siegel arising from Chris-Craft's compliance with such payment or reimbursement obligations, such that he would be in the same position as he would have been had no excise tax been imposed.

     Mr. Siegel's agreement entitles him to a cash bonus equal to 1 1/2% of the amount by which Chris-Craft "Pre-tax Income" exceeds $36,000,000 for each year of his employment. For purposes of the agreement, "Pre-tax Income" means Chris-Craft income before provision for income taxes and minority interest, as such amount is reported on Chris-Craft's audited consolidated statements of income included in its annual report to stockholders; provided that, in determining such Pre-tax Income, there will be excluded (i) any loss of any business commenced or newly acquired by Chris-Craft during (or within the six months next preceding commencement of) the employment term, if such business would at any time during such term constitute a Development Stage Company under Securities and Exchange Commission Regulation S-X, assuming such business were organized as a separate entity, e.g., the United Paramount Network, but only to the extent that the loss of such business, aggregated with the losses of all other such businesses (if any) so commenced or acquired, exceeds $10,000,000 in any fiscal year, and provided further, that such losses incurred by any business shall not be so excluded for any fiscal year beginning after the fourth anniversary of the date of commencement or acquisition of such business by Chris-Craft; and (ii) any goodwill amortization (similarly determined) arising out of a business acquisition during the employment term.

     During the consulting term, which will commence on expiration of the employment term and end five years thereafter, Mr. Siegel is to receive annual compensation of $500,000 (subject to COLA adjustment from December 1993), is required to devote not more than 20 hours in any month to Chris-Craft's affairs, and is prohibited from engaging in activity competitive with Chris-Craft. If Mr. Siegel dies during the consulting term, his estate is to receive the full consulting fee until the third anniversary of his death or the end of the consulting term, whichever is earlier; if he is disabled, he is entitled to receive one-half of the consulting fee until the end of the consulting term. For each year covered by Mr. Siegel's agreement, Chris-Craft will match on a cumulative basis up to $200,000 of his charitable contributions, in addition to matching his contributions under any other charitable gift matching program of Chris-Craft or any subsidiary.

     As additional inducement to Mr. Siegel to enter into the agreement, Chris-Craft made "split-dollar" life insurance agreements with each of Mr. Siegel's two sons, pursuant to which, under each agreement, Chris-Craft procured and will pay the full amount of each annual premium for 15 years on last-to-die policies on the lives of Herbert J. Siegel and his wife. Each of the sons is the owner of policies, having face amounts totaling $15 million, covered by his agreement and has the right to designate and change the beneficiaries thereunder; however, none of the policies may be borrowed against, surrendered, or canceled, and no dividend election thereunder may be terminated, without Chris-Craft's consent. The cost of these policies is shared by Chris-Craft and BHC in the respective proportions of 15% and 85% until they shall otherwise agree. The policies and the split-dollar agreements contemplate that an amount equal to the aggregate premiums paid, but without interest, will be repaid to Chris-Craft and BHC, upon the death of the last to die of the insureds.

     Chris-Craft has also agreed, in the event of Mr. Siegel's death, to pay $2,000,000 to a beneficiary named by Mr. Siegel. Chris-Craft has purchased, and is the sole owner and beneficiary of, insurance on the life of Mr. Siegel and anticipates that the insurance benefits received by Chris-Craft will exceed the cost, after applicable income taxes, of paying the foregoing death benefit.

     Mr. Thompson's employment agreement ("Mr. Thompson's agreement") provides for his continued service until December 31, 1998 on substantive terms similar to those specified in Mr. Siegel's agreement, except that there are three automatic one-year renewal terms, unless Mr. Thompson gives contrary notice respecting the first two or either party gives contrary notice respecting the third; annual deferred compensation is currently in the amount of $263,169, subject to COLA adjustment, and Mr. Thompson can elect each year whether amounts deferred for such year will be paid in lump sum immediately, or over five years, after termination of the employment term; Mr. Thompson's consulting fee is $250,000 per year (subject to COLA adjustment from December 1993), and the consulting term will end May 31, 2007; if Mr. Thompson dies during the employment term or the consulting term, a death benefit is payable until the earlier of the first anniversary of his death or the end of the consulting term; there is no split-dollar life insurance; Chris-Craft will match on a cumulative basis up to $100,000 of Mr. Thompson's charitable contributions during each year of the employment term; and Mr. Thompson's bonus is equal to 1% of the amount by which Chris-Craft's "TV Broadcast Cash Flow" for each year exceeds $20 million, up to $50 million, and 2% of the amount by which TV Broadcast Cash Flow exceeds $50 million. The bonus computation will be adjusted if Chris-Craft acquires, in one or more transactions, additional television stations having aggregate mean TV Broadcast Cash Flow exceeding $10 million for the three fiscal years of each such television station prior to its acquisition by Chris-Craft, or disposes of a television station having mean TV Broadcast Cash Flow exceeding $5 million for the three fiscal years prior to its disposition by Chris-Craft. TV Broadcast Cash Flow for purposes of the bonus calculation means operating income plus depreciation and amortization of goodwill and programming contracts, minus payments on programming contracts. The Board of Directors will consider adjusting the bonus calculation and formulae if and at such time as Chris-Craft shall own 10 or more television stations or Mr. Thompson shall have chief operating responsibility for a business owned by Chris-Craft that derives revenues exceeding $25,000,000 other than from television broadcasting.
                            ------------------------

     Benefits under the Chris-Craft Salaried Employees' Pension Plan are based on a participant's compensation, including salaries, bonuses and commissions. The plan provides a retirement annuity, generally based on specified percentages of annual compensation (for 1989 and subsequent years, generally 1.5% of the first $18,000 of compensation and 2.0% of the remainder) aggregated through the years of service. Estimated annual benefits payable upon retirement after working to age 65 (including benefits payable under the predecessor pension plan and the Benefit Equalization Plan) are, for Joelen K. Merkel, John C. Siegel, William D. Siegel and Evan C Thompson, $267,845, $490,134, $599,098 and $1,133,847, respectively. Herbert J. Siegel, who has reached age 65, is currently receiving $79,874 per year from the predecessor pension plan and, as of February 29, 1996, has accrued an additional annual benefit of $871,231 under the current pension plan, including the Benefit Equalization Plan.

     Under the Executive Deferred Income Plan, Chris-Craft entered into an agreement with each participating employee, whereby the employee agreed to defer $1,000 per year of salary in each of four years, and Chris-Craft agreed to make annual payments in specified amounts for 10 years in the event of the employee's death or for 15 years commencing at age 60. The plan also provides supplemental disability benefits of $10,000 per year from the onset of a disability until annual payments commence at age 60 or death. Benefits under the plan do not depend on compensation and are payable in full if the employee has accumulated 20 years of service, or is employed by Chris-Craft, when the condition for payment occurs. Maximum annual benefits payable in the event of death of Mrs. Merkel and Messrs. John C. Siegel, William D. Siegel and Thompson would be $101,585, $109,677, $136,853 and $55,137, respectively, for 10 years. Annual benefits payable to Mrs. Merkel and Messrs. John C. Siegel, William D. Siegel and Thompson commencing at age 60 would be $76,798, $83,076, $103,305 and $31,898, respectively, for 15 years, assuming full vesting of benefits. After an employee has participated in the plan for four years, premiums for insurance on his life are paid through policy loans involving no direct out-of-pocket cost to Chris-Craft. Accordingly, since 1987, Chris-Craft has made no payment under the plan with respect to the participation of any Chris-Craft executive officer, other than for interest on policy loans and disability waiver premiums.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee"), which is comprised of three directors who have never been employees of Chris-Craft, is responsible for reviewing the recommendations of the Chief Executive Officer ("CEO") and making recommendations to the Board of Directors with respect to the salaries, bonuses, and other forms of compensation, including stock option grants, of Chris-Craft's executive officers.

     The Committee seeks to attract and retain executive officers of the highest caliber and motivate them to maximize the success of Chris-Craft's businesses by linking their compensation to performance. Each executive officer's cash compensation consists of two components: base salary and annual bonus.

     Base salary and bonus for the CEO and the Executive Vice President and President, Television Division are fixed by their respective employment agreements, as described under Executive Compensation.

     The remaining executive officers are not directly responsible for the operating results of particular businesses. Their salaries for 1995 were fixed at the end of the prior fiscal year, based on subjective perceptions of salaries paid by comparable companies for comparable positions, and their bonuses were based on subjective assessments of the executive officers' success at fulfilling the duties and responsibilities of their respective positions and the particular tasks assigned to them. The Committee generally adopts the recommendations of the CEO, who bases his recommendations on past salary levels and his perception of the quality of their respective performances and attempts to match their salaries with his perception of compensation levels at a small number of companies he considers comparable, which companies operate in the entertainment industry, although not included in the S&P Broadcast Media Index. The CEO assesses executive officer performance in terms of normal responsibilities, assumption of extra responsibilities, and additional work related to special projects. No relative weight was assigned to any of the foregoing factors. Specifically, the bonuses of executive officers and option grants to them reflect their relative participation and performance, as perceived by the CEO, in various matters, including analysis and planning relating to government policies such as legislative and regulatory initiatives, analysis and negotiation of business acquisitions, planning new business ventures, and assumption of additional responsibilities.

     Each of the employment agreements for the CEO and the Executive Vice President provides that current compensation otherwise payable, but that would not be deductible for federal income tax purposes under Section 162(m) of the Code, will be credited to a deferred compensation account and paid to the executive after his employment with Chris-Craft has terminated. No policy has been adopted with respect to Section 162(m) of the Code for the other executive officers, since their compensation levels are not in excess of $1 million.

             HOWARD ARVEY     DAVID F. LINOWES     ALVIN R. ROZELLE

PERFORMANCE GRAPH

     The following line graph compares cumulative total shareholder return for Chris-Craft Common Stock, the Standard & Poor's ("S&P") 500 Stock Index and the S&P Broadcast Media index, assuming the investment of $100 in each in December 1990 and the monthly reinvestment of dividends. The performance shown on the graph is not necessarily indicative of future performance.

                          CHRIS-CRAFT INDUSTRIES, INC.
                    TOTAL RETURN TO SHAREHOLDERS: 1991-1995

       MEASUREMENT PERIOD           CHRIS-CRAFT     S&P BROADCAST    S&P 500 STOCK
     (FISCAL YEAR COVERED)             COMMON           MEDIA            INDEX
1990                                          100              100              100
1991                                       103.01           107.76           130.47
1992                                       134.43           131.18           140.41
1993                                       155.44           184.00           154.56
1994                                       150.81           170.84           156.60
1995                                       194.73           223.65           215.45

     Pursuant to SEC rules, the material under the captions Board Compensation Committee Report on Executive Compensation and Performance Graph is not to be deemed "soliciting material" nor "filed" with the SEC. It is specifically excluded from any material incorporated by reference in Chris-Craft filings under the Securities Act of 1933 or Securities Exchange Act of 1934, whether such filings occur before or after the date of this proxy statement and notwithstanding anything to the contrary set forth in any such filing.

COMPENSATION OF DIRECTORS

     Each director who is not a Chris-Craft employee receives a retainer of $35,000 per year plus $7,500 per year for service on each of the Audit, Compensation, and Pension Committees. In addition, David F. Linowes and T. Chandler Hardwick, III each received $5,000 during 1995 for service on the Special Benefits Committee to review Chris-Craft's medical insurance plan. Pursuant to the 1994 Director Stock Option Plan, on each annual meeting date, each such director is granted a five-year option to purchase 5,000 shares of Chris-Craft Common Stock (as constituted when the plan was adopted in 1994), at a price per share equal to the market price per share on the date of grant.

     Lawrence R. Barnett and James J. Rochlis, each a director and retired Executive Vice President of Chris-Craft, served as consultants to Chris-Craft during 1995, each for compensation of $75,000 annually, and are continuing, on a year-to-year basis, to serve as consultants for the same compensation. Messrs. Barnett and Rochlis are consulted from time to time, as operating officers deem necessary, to obtain their advice and the benefit of their experience with respect to those Chris-Craft operations for which they were responsible during their years of service as Executive Vice Presidents of Chris-Craft. Mr. Barnett consults respecting films and other media entertainment for broadcast by Chris-Craft. Mr. Rochlis consults with respect to Chris-Craft's

Industrial Division and Chris-Craft environmental matters. Chris-Craft also pays premiums for health insurance for these consultants, which totaled $11,773 for Mr. Barnett and $7,968 for Mr. Rochlis in 1995.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Lawrence R. Barnett and James J. Rochlis, each a director and retired Executive Vice President of Chris-Craft, served as consultants to Chris-Craft during 1995, as more fully described under Compensation of Directors.

     Laurey J. Barnett, who is the daughter of Lawrence R. Barnett, a director of Chris-Craft, continued during 1995 to serve UTV as Vice President and Director of Programming. Her salary and bonus for 1995 aggregated $325,000; she received a monthly automobile allowance of $800; and she participated in UTV benefit plans on the same basis as other eligible employees. Ms. Barnett's employment continues in the same capacity and on essentially the same terms.

     A son of Lawrence R. Barnett, a director of Chris-Craft and UTV, is a principal of the firm of Gipson Hoffman & Pancione, which performed legal services for certain Chris-Craft subsidiaries during 1995 for fees aggregating $546,881, and is expected to perform similar services during 1996.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Chris-Craft's directors and executive officers are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in beneficial ownership of Chris-Craft equity securities with the SEC. Copies of those reports must also be furnished to Chris-Craft. Based solely on a review of the copies of reports furnished to Chris-Craft and written representations that no Forms 5 were required, Chris-Craft believes that during 1995 all filing requirements applicable to directors and executive officers were complied with, except that an October 1995 exchange of Chris-Craft shares for a limited partnership interest by the wife of Herbert J. Siegel was not reported until February 1996.

                              STOCKHOLDER PROPOSAL

     The Benedictine Sisters Charitable Trust, 3120 W. Ashby, San Antonio, TX 78228 has advised Chris-Craft that it will submit a proposal at the annual meeting, and that it is the holder of 500 shares of Common Stock. The proposal together with the proponent's supporting statement, and the recommendation of the Board of Directors with respect thereto, is set forth below. The following have advised Chris-Craft that they are co-sponsors of the proposal, each holding the number of shares of Chris-Craft Common Stock set forth after their respective addresses: Dominican Sisters, Sparkill, New York 10976, 7,087; The Sisters of St. Francis of Philadelphia, Our Lady of Angels Convent -- Glen Riddle, Aston, Pennsylvania 19014, 18,800; and the Sisters of St. Ursula, 139 South Mill Road, Rhinebeck, New York 12572, 2,272.

                             A GLASS CEILING REPORT

     "Last year corporations spent more than $2.2 billion on legal fees for discrimination settlements. The Equal Employment Opportunity Commission (EEOC) reported that over 155,000 discrimination complaints were filed in 1994. The high cost of legal expenses, the potential loss of government contracts and the social/financial consequences of a damaged corporate image from discrimination allegations is placing the issue high among shareholder priorities. Our companies must better reflect the marketplace, the customer, trading partners, and the diverse workforce through all levels of its organization.

     "The bi-partisan Glass Ceiling Commission was established to study and make recommendations on the issue of the Glass Ceiling by 1995. The Glass Ceiling Commission has for the last four years conducted studies and held public hearings to ascertain the status of equality and diversity in Corporate America. Religious investors have closely watched the development of these studies. We believe that this report is important because as shareholders we want to be assured that our company is competitive in an increasingly diverse marketplace.

     "CEOs from 28 high yield companies have cited changing demographics of the labor force, the diverse national consumer market, and rapid globalization of the marketplace as reasons for expanding diversity. Approximately 100 major employers publicly disclose work diversity and EEO-1 information. Corporate publications available to their shareholders such as: Capital Cities/ABC's COMMITMENT REPORT, Kmart Corporation's REFLECTIONS OF AMERICA and Sears' CORPORATE RESPONSIBILITY REPORT, just to name a few are disclosing EEO statistics for public review.

     "The Glass Ceiling Commission reports corporate America currently only selects from 1/2 of the talent in our workforce. Preparing for the 21st century, U.S. corporations must learn to compete by promoting and selecting the best people regardless of race, gender and physical challenges. We urge our corporation to institute a Glass Ceiling audit with the goal to enlarge our diversity scope by casting a wider net.

     "BE IT RESOLVED: The board of directors will prepare a report at reasonable cost, by September 1996, excluding confidential information focusing on the issues of the Glass Ceiling and shall include:

     "1. The results, if any, of a Department of Labor's Glass Ceiling audit.

     "2. What the company's efforts have been to address the issues outlined in the Glass Ceiling Commission report, "Good for Business: Making Full Use of the Nation's Human Capital."

     "3. What are the results from our review to identify diversity/inclusionary policies necessary to address our corporate Glass Ceiling.

     "4. The progress we have made to overcome Glass Ceiling issues and obstacles our company still has to overcome concerning its Glass Ceiling.

     "5. Report what are the top 1% paid positions by race, gender, and age."

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

     Chris-Craft does not discriminate on the basis of race, sex, color, religion, national origin, disability, or veteran status. The Company's policy is to comply with all laws, including those applicable to equal opportunity. Chris-Craft seeks the best qualified individuals to work in all of its operations. The Company and its subsidiaries already fully comply with extensive reporting obligations covering diversity and equal employment issues to several Federal government agencies. We believe that a Board report of the type sought in the proposal would be redundant and an unnecessary corporate expense.

                     RATIFICATION OF SELECTION OF AUDITORS

     The stockholders are to take action upon ratification of the selection of Price Waterhouse as auditors of Chris-Craft for its fiscal year ending December 31, 1996. Representatives of Price Waterhouse are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions. Price Waterhouse was the independent accountant for Chris-Craft for its fiscal year ended December 31, 1995. If the selection of Price Waterhouse is not ratified, or prior to the next annual meeting of stockholders such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent accountants whose selection for any period subsequent to the next annual meeting will be presented for stockholder approval at such meeting.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholder proposals intended for inclusion in the proxy statement for the next annual meeting must be received by Chris-Craft at its principal executive offices by November 30, 1996.

                                    GENERAL

     The Board of Directors did not know, a reasonable time before the commencement of the solicitation, of any business constituting a proper subject for action by the stockholders to be presented to the meeting other than as set forth in this Proxy Statement. However, if any other matter should properly come before the meeting, the persons named in the enclosed form of proxy intend to vote such proxy in accordance with their best judgment.

     CHRIS-CRAFT'S 1995 FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, EXCLUSIVE OF EXHIBITS, WILL BE MAILED WITHOUT CHARGE TO ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, UPON WRITTEN REQUEST TO: BRIAN C. KELLY, SECRETARY, CHRIS-CRAFT INDUSTRIES, INC., 767 FIFTH AVENUE, NEW YORK, NEW YORK 10153.

     Chris-Craft will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to stockholders. Solicitation material will be furnished to brokers, fiduciaries and custodians to forward to beneficial owners of stock held in their names, and Chris-Craft will reimburse these organizations in accordance with the New York Stock Exchange schedule of charges for the cost of forwarding proxy material to such beneficial owners. The solicitation of proxies will also be made by the use of the mails and through direct communication with certain stockholders or their representatives by officers, directors or employees of Chris-Craft, who will receive no additional compensation therefor. Chris-Craft has engaged Georgeson & Company Inc. to solicit proxies and distribute materials to brokers, banks, custodians and other nominee holders and will pay approximately $7,500 for these services, in addition to reimbursement of certain expenses.

                                          By Order of the Board of Directors,

                                                      BRIAN C. KELLY, Secretary

PROXY

                          CHRIS-CRAFT INDUSTRIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

LAWRENCE R. BARNETT, JAMES J. ROCHLIS AND BRIAN C. KELLY, and each of them, each with full power of substitution, hereby are authorized to vote, by a majority of those or their substitutes present and acting at the meeting or, if only one shall be present and acting, then that one, all of the shares of CHRIS-CRAFT INDUSTRIES, Inc. that the undersigned would be entitled, if personally present, to vote at its 1996 annual meeting of stockholders and at any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side and in the notice of annual meeting and the proxy statement.

ELECTION OF DIRECTORS, NOMINEES:
JEANE J. KIRKPATRICK, NORMAN PERLMUTTER, WILLIAM D. SIEGEL AND EVAN C THOMPSON

     PLEASE COMPLETE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY.

                                                      SEE REVERSE
                                                          SIDE



/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                        5172

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 3 AND AGAINST PROPOSAL 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 3 AND AGAINST PROPOSAL 2.

                       FOR ALL    AUTHORITY WITHHELD
                       NOMINEES   AS TO ALL NOMINEES
1. Election of
   Directors (see        / /              / /
   other side)

For, except authority withheld as to the following nominee(s):

_____________________________________

2. Stockholder proposal relating to the             FOR    AGAINST   ABSTAIN
   "Glass Ceiling" issue.                           / /      / /       / /


3. Selection of Price Waterhouse LLP as auditors.   FOR    AGAINST   ABSTAIN

                                                    / /      / /       / /





NOTE: Please sign exactly as your name appears hereon. If the named holder is a corporation, partnership, or other association, please sign its name and add your name and title. When signing as attorney, executor, administrator, trustee or guardian, please also give your full title.
If shares are held jointly, EACH holder should sign.

_____________________________________

_____________________________________
SIGNATURE(S)                DATE